Exhibit 2.1.3

[Notarial Seal]
- - - VOLUME ONE THOUSAND TWO HUNDRED SEVENTY. - - - - - - - -
- - - PUBLIC DEED NUMBER SIXTY ONE THOUSAND ONE HUNDRED NINETY SEVEN - - - - - - - - - - - - - - - - - - - - - - - -
- - - In Mexico City, Federal District, on the Twenty Third day of September of Two Thousand Fourteen, the undersigned ERICK SALVADOR PULLIAM ABURTO, Notary Public Number One Hundred Ninety Six of this city, hereby attest the AMENDMENT TO THE TRUST AGREEMENT REGISTERED UNDER NUMBER 111033-9 (ONE HUNDRED ELEVEN THOUSAND THIRTY THREE DASH NINE) EXECUTED ON SEPTEMBER 6 (SIX) OF 1999 (NINETEEN NINETY NINE) AT BANCO NACIONAL DE MEXICO, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISION FIDUCIARIA, ENTERED INTO BY AND BETWEEN “BANCO NACIONAL DE MEXICO”, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISION FIDUCIARIA, represented herein by ELVA NELLY WING TREVIÑO AND EDUARDO CHAVEZ HUITRON, in their capacity as trust officers of such institution, hereinafter and for the purposes of this agreement referred to as the “TRUSTEE”; and “CEMEX”, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE, represented herein by RENÉ DELGADILLO GALVÁN, in his capacity as attorney-in fact of said entity, hereinafter and for the purposes of this agreement referred to as “CEMEX”, before the presence of the NATIONAL BANKING AND SECURITIES COMMISSION OF MEXICO, represented herein by EDUARDO FLORES HERRERA, Vice-president of Securities’ Supervision; who agree to formalize their agreement pursuant to the following statements and clauses:-
- - - - - - - - - - - - - SWORN OATH - - - - - - - - - - - -
- - - The appearing persons, who under oath and after having been warned about the fines imposed to those persons who make misrepresentations to public officials, pursuant to articles three hundred eleven of the Criminal Code and one hundred sixty five of the Notary Public Act of the Federal District, make the following:- - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - S T A T E M E N T S - - - - - - - - -
- - - THE “TRUSTEE” DECLARES.- - - - - - - - - - - - - - - -
- - - ONE.- TRUST AGREEMENT.- That on September six of nineteen ninety nine, a Trust Agreement registered under number “111033-9” (one hundred eleven thousand thirty three dash nine) was entered into by and between “CEMEX,” as

[Notarial Seal]
Settlor, and the “TRUSTEE”, as Trustee, in order to issue the Non-Redeemable Ordinary Participation Certificates denominated “CEMEX.CPO”. - - - - - - - - - - - - - - - - - - -
- - - TWO. - FIRST AMENDMENT AGREEMENT. - That on November twenty first of two thousand two, they entered into the First Amendment Agreement to the Trust Agreement, pursuant to which the Fourth, Fifth and Eleventh Clauses of such Trust Agreement were amended. A copy of such amendment agreement is included under letter “A” in the appendix of this deed. - - -
- - - THREE. - SECOND AMENDMENT AGREEMENT. - That on January eight of two thousand seven, they entered into the Second Amendment Agreement to the Trust Agreement, pursuant to which the Second, Fifth, Sixth, Seventh, Fourteenth and Fifteenth Clauses of such Trust Agreement were amended. A copy of such amendment agreement is included under letter “B” in the appendix of this deed. - - - - - - - - - - - - - - - - - - - -
- - - FOUR. - GENERAL MEETING OF HOLDERS OF NON-REDEEMABLE ORDINARY PARTICIPATION CERTIFICATES DENOMINATED “CEMEX.CPO”. - That pursuant to public deed number ten thousand forty four dated September eleven of two thousand fourteen, granted before Ignacio Gerardo Martinez Gonzalez, Notary Public Number Seventy Five, with registered office in San Pedro Garza Garcia, Nuevo Leon, which registration in the Public Registry of Commerce of Monterrey, Nuevo Leon is still pending, the minutes of the General Meeting of Holders of Non-redeemable Ordinary Participation Certificates of CEMEX, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE held on September eleven of two thousand fourteen were protocolized, that in such meeting, the “CEMEX.CPO” Holders approved, among other things, and amendment to Clause Nineteenth of the Trust Agreement for purposes of conforming the text of said Clause to the provisions of articles two hundred twenty eight, letter S and two hundred twenty of Mexico’s General Law on Negotiable Instruments and Credit Transactions, regarding Quorum and voting at General Meetings of Holders of Non-redeemable Ordinary Participation Certificate “CEMEX.CPO”, leaving the rest of the Clauses of the Trust Agreement unamended. A copy of such public deed is included under letter “C” in the appendix of this deed. - - - - - - - - - -

[Notarial Seal]
- - - FIVE. - MINUTES OF THE MEETING OF THE TECHNICAL COMMITTEE. - The Technical Committee of the Trust No. “111033-9” (one hundred eleven thousand thirty three dash nine), at a meeting held on September eleven of two thousand fourteen, instructed the “TRUSTEE” to execute all necessary or convenient actions in order to amend Clause Nineteenth of the Trust Agreement so that the text of such Clause would conform to the terms included in the proposal submitted at the General Meeting of Holders of Non-redeemable Ordinary Participation Certificates “CEMEX.CPO”, leaving the rest of the Clauses of the Trust Agreement unamended, and subject to the condition precedent of obtaining the corresponding favorable resolution from the National Banking and Securities Commission of Mexico. A copy of such minutes is included under letter “D” in the appendix of this deed.
- - - - - - SIX. - NOTICE TO THE NATIONAL BANKING AND SECURITIES COMMISSION OF MEXICO. - The “TRUSTEE” and “CEMEX” sent a written notice to the National Banking and Securities Commission of Mexico requesting the latter’s approval for the execution of this amendment to the Trust Agreement Number “111033-9” (one hundred eleven thousand thirty three dash nine) pursuant to the aforementioned terms, a copy of which is included under letter “E” in the appendix of this deed.
- - - SEVEN. - OFFICAL LETTER OF APPROVAL FROM THE NATIONAL BANKING AND SECURITIES COMMISSION OF MEXICO. - That in relation to the request described in the previous statement, an official letter of approval for the proposed amendment by the “TRUSTEE” and “CEMEX” was issued by the National Banking and Securities Commission of Mexico. A copy of such document is included under letter “F” in the appendix of this deed. -
- - - THE PARTIES JOINTLY DECLARE: - - - - - - - - - - - - - -
- - - That they freely enter into this amendment agreement, pursuant to the following: - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - C L A U S E S - - - - - - - - - - - -
- - - FIRST. - AMENDMENT TO CLAUSE NINETEENTH OF THE TRUST AGREEMENT.- THE “TRUSTEE” AND “CEMEX”, pursuant to the resolutions passed at the General Meeting of Holders of Non-redeemable Ordinary Participation Certificates of CEMEX, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE and the

[Notarial Seal]
instructions given by the Technical Committee, documents which are herein described in statements FOUR and FIVE above, hereby amend Clause NINETEENTH of the Trust Agreement No. “111033-9” (one hundred eleven thousand thirty three dash nine), which shall now read as follows: - - - - - - - - - - - - - - “NINETEENTH. MODIFICATIONS - - - - - - - - - - - - - - - - - - This Agreement shall not be amended in any of its clauses, without prior approval from the Technical Committee, with the consent of the General Meeting of Holders and with the approval of the National Banking and Securities Commission of Mexico; provided, however, that in order to amend the Clause regarding the integration and operation of the Technical Committee, holders of at least 75% of the outstanding CPOs must be represented at the General Meeting of Holders and resolutions must be approved by the affirmative vote of at least 50% plus one of the votes cast at the General Meeting called and held for such purpose.” - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - SECOND. - SURVIVAL. - The rest of the Clauses of the Trust Agreement No. “111033-9” (one hundred eleven thousand thirty three dash nine), pursuant to which the Non-redeemable Ordinary Participation Certificates “CEMEX.CPOs” were issued are to remain in their current form and in full force and effect. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - I, THE NOTARY PUBLIC, ATTEST: - - - - - - - - - - - I. - That the originals of the documents mentioned in this deed, as well as those described in the appendix of this deed, were shown to me. - - - - - - - - - - - - - - - - - - - - - - II. - That I verified the identities of the appearing persons after reviewing the documents mentioned below which were shown to me in their original form and of which photocopies I attached to the appendix of this deed under letter “G”, whom I consider to have legal capacity to act and be legally bound. - - - - - - - - - - - - - - - - - - - - - - - - - - III. - That I made the appearing persons aware of their right to read this deed by themselves. - - - - - - - - - - - - - - - IV. - That the appearing persons stated that their represented parties have the legal capacity to act and be legally bound and that their authority to bind their

[Notarial Seal]
represented parties under the terms and conditions set forth herein has not expired, all of which I certify to be true pursuant to the documents attached to the appendix of this deed marked with the letters “H”, “I” and “J”, which I describe below: - - - - - - - - - - - - - - - - - - - - - - - - - - Ms. ELVA NELLY WING TREVIÑO and Mr. EDUARDO CHAVEZ HUITRON with a certified copy of the public deed number sixty four thousand four hundred seventy three dated August thirty first of two thousand eleven, granted before Roberto Nuñez Bandera, Notary Public Number One with Registered Office in the Federal District. - - - - - - - - - - - - - - - - - - - - - - - Mr. RENE DELGADILLO GALVAN with a certified copy of the public deed number twenty eight thousand six hundred seventy one dated October eight of two thousand seven, granted before Juan Manuel Garcia, Notary Public Number One Hundred Twenty Nine with Registered Office in the First District of the municipality of San Pedro Garza Garcia, Nuevo Leon. - - - - - - - - And Mr. EDUARDO FLORES HERRERA with a copy of his appointment letter. - - - - - - - - - - - - - - - - - - - - - - - - V. - That the appearing persons, after having been warned by the undersigned Notary Public about the fines imposed to those persons who make misrepresentations to public officials, identified themselves under oath as: - - - - - - - Ms. ELVA NELLY WING TREVIÑO, a Mexican national by birth, daughter of Mexican citizens, born on December five of nineteen sixty six, single, a professional, with address at Calzada del Valle numero trescientos cincuenta, primer piso, Colonia del Valle, San Pedro Garza Garcia, Nuevo Leon, who is visiting this city for the purpose of executing this deed, and who identifies herself with ordinary passport number “G” two million one hundred sixty four thousand seven hundred sixteen, issued by the Ministry of Foreign Affairs on December sixteen of two thousand eight. - - - - - - - - - - - - - - Mr. EDUARDO CHAVEZ HUITRON, a Mexican national by birth, son of Mexican citizens, born in this city on February fifteen of nineteen sixty eight, married, a banking official, with address at Bosque de Duraznos numero setenta y cinco, Pent House, Colonia Bosques de las Lomas, Delegacion Miguel Hidalgo, and who identifies himself with passport number six

[Notarial Seal]
thousand three hundred seventy million twenty six thousand four hundred forty seven, issued by the Ministry of Foreign Affairs on August thirty of two thousand six. - - - - - - - - - - - Mr. RENE DELGADILLO GALVAN, a Mexican national by birth, son of Mexican citizens, born in Monterrey, Nuevo Leon on July first of nineteen sixty, married, a professional, with address at Presidente Masaryk numero ciento uno, piso dieciocho, Colonia Polanco, in this city, and who identifies himself with voting card number thirty four million one hundred eighteen thousand eight hundred eleven, registration year of nineteen ninety one, issued by the Federal Electoral Institute. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Mr. EDUARDO FLORES HERRERA, a Mexican national by birth, son of Mexican citizens, born in Zapopan, Jalisco on August twenty five of nineteen eighty, married, a public official, with address at Insurgentes sur mil novecientos setenta y uno, Torre Norte, piso siete, código postal mil veinte, Colonia Guadalupe Inn, in this city, and who identifies himself with voting card number “4931087126784”, issued by the Federal Electoral Institute. - - - - - - - - - - - - - Once this deed was read by the appearing persons and by I, the undersigned Notary Public, I explained to the formers its value and legal consequences of its contents, after which each one of the appearing persons acknowledged to fully understand them, expressing their conformity with it and proceeded to sign it on September twenty three of two thousand fourteen, therefore I DEFINITELY AUTHORIZE IT. I attest. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ELVA NELLY WING TREVIÑO. - SIGNED. - EDUARDO CHAVEZ HUITRON. - SIGNED. - RENE DELGADILLO GALVAN. - SIGNED. - EDUARDO FLORES HERRERA. - SIGNED. - E. PULLIAM. - SIGNED. - AUTHORIZING SEAL. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - THE UNDERSIGNED ERICK SALVADOR PULLIAM ABURTO, NOTARY PUBLIC NUMBER ONE HUNDRED NINETY SIX OF THE FEDERAL DISTRICT, - - - - - - - - - - - - - - - - - - - - - - - - - - - - - C E R T I F Y: THAT THE FOREGOING IS A TRUE AND ACCURATE COPY OF ITS ORIGINAL RECORDED IN MY NOTARIAL JOURNAL. - - - - - - - - - - - - - - - - - - - - - - - - - - -

[Notarial Seal]
- - - AND ATTESTING TO THE VERACITY OF IT, PURSUANT TO ARTICLE ONE HUNDRED FIFTY FOUR, FIRST PARAGRAPH OF THE NOTARY PUBLIC ACT OF THE FEDERAL DISTRICT, I ISSUE THIS CERTIFIED COPY WHICH IS PROTECTED BY A KINEGRAM AND CONSISTS OF SIX COLLATED AND CORRECTED PAGES. FEDERAL DISTRICT, MEXICO, ON SEPTEMBER TWENTY THIRD OF TWO THOUSAND FOURTEEN. I ATTEST.
[Official seal of the Federal District’s
Association of Notaries]
[Illegible signature]
[Notarial Seal]
ERICK SALVADOR PULLIAM ABURTO
NOTARY PUBLIC NO. 196 OF THE FEDERAL DISTRICT